SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 24, 2005

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

A. Introduction

On June 24, 2005, Inergy Holdings, L.P. (“Holdings”) announced today that it closed on its initial public offering of 3,910,000 common units, including 510,000 common units pursuant to an option granted to the underwriters. This sale of common units is part of Holdings offering that was priced on June 21, 2005 and is at the offering price to the public of $22.50 per common unit. The total gross proceeds from the offering of 3,910,000 units were $87.975 million.

B. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

By:	INERGY HOLDINGS GP, LLC,
Its General Partner

Date: June 24, 2005	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger Vice President, General Counsel and Secretary